UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

UDR, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective December 14, 2009, UDR, Inc. (the “Company”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with each of Regions Capital Markets, a division of Regions Bank, and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners, Regions Bank, as Agent, PNC Bank, National Association, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and each of the financial institutions initially a signatory thereto together with their assignees as set forth in the Term Loan Agreement.

On December 14, 2009, the Company borrowed an aggregate of $100,000,000 from the Lenders (as defined in the Term Loan Agreement) under the terms and conditions set forth in the Term Loan Agreement. The Company used the proceeds from the loan under the Term Loan Agreement to repay a portion of the outstanding balance of the Company’s existing term loan agreement dated as of February 21, 2008 (the “Existing Term Loan Agreement.”), which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 21, 2008 and filed with the Securities and Exchange Commission on March 14, 2008 (Commission File No. 1-10524). The Company repaid the remaining amount outstanding under the Existing Term Loan Agreement with capacity from the Company’s $600 million unsecured revolving credit facility that matures in July 2012.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the text of the Term Loan Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Term Loan Agreement dated as of December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.

Date: December 16, 2009	By:	/s/ David L. Messenger

Name: David L. Messenger Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Term Loan Agreement dated as of December 14, 2009.

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